Exhibit 99.1

Press Release

Contacts:	Susan Lehman Rockpoint Public Relations 510.832.6006 susan@rockpointpr.com	Daniel K. Atler, CFO Ikanos Communications 510.438.5329 datler@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES RECORD REVENUES
FOR FIRST QUARTER 2006

Q1 Highlights

•                  26% Sequential Revenue Growth, Quarterly Year over Year Growth of 191%

•                  Acquisition Significantly Broadens Product Line and Market Opportunities

•                  Belgacom and Swisscom Deploy Ikanos-based Interactive Video Services

•                  Raised $47.5 Million from Common Stock Offering

FREMONT, Calif., May 2, 2006 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported record revenues for the first quarter of 2006.

“We are very pleased with the demand for our high-performance silicon solutions that led to our fourth consecutive quarter of record revenue,” said Rajesh Vashist, chairman and CEO of Ikanos

Communications. “The key technologies obtained from our recent acquisition have broadened our addressable market, and, combined with our broadband access solutions, enable carriers to deliver high-speed interactive services such as IPTV, Voice over IP, and interactive gaming.”

Financial Highlights

Net revenue in the first quarter of 2006 was $35.8 million, a sequential increase of 26% from the $28.5 million reported for the fourth quarter of 2005 and an increase of 191% from the $12.3 million reported for the first quarter of 2005.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, certain expenses incurred in connection with a common stock offering, and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc.,  including amortization of intangible assets, a fair value adjustment of the acquired inventory, and an in-process research and development charge. The Company believes these additional non-GAAP measures are useful to investors for performing financial analysis because they highlight the company’s recurring operating results. The Company’s management uses this non-GAAP measure internally to evaluate its operating performance and to plan for its future periods. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information on a quarterly basis, please see the attached schedule.

GAAP net loss for the first quarter of 2006 was $1.4 million, or $0.06 per diluted share on 24.5 million weighted average shares. This compares with a net income of $4.0 million, or $0.15 per diluted share on 26.1 million weighted average shares in the fourth quarter of fiscal 2005 and with a net loss of $3.9 million, or a loss of $2.18 per diluted share on 1.8 million weighted average shares in the first quarter of 2005.

Non-GAAP net income for the first quarter of 2006 was $5.0 million, or $0.19 per diluted share on 26.6 million weighted average shares, compared with non-GAAP net income of $6.2 million or $0.24 per diluted share, in the fourth quarter of fiscal 2005 and with a non-GAAP net loss of $2.4 million, or $1.34 per diluted share in the first quarter of 2005.

Total cash and short-term investments were $115 million at March 31, 2006. Ikanos raised $47.5 million in net proceeds from a Common Stock offering in March 2006.

Company Highlights

During the first quarter, Ikanos announced the following customer deployments:

•                  Swisscom Fixnet is rolling out VDSL-based IPTV and triple-play services using our SmartLeap™ SL9400 solution. Swisscom chose VDSL technology because of its superior upstream and downstream bandwidth performance and deployment flexibility.

•                  Belgacom has begun deploying Ikanos-based equipment in order to offer interactive broadband services over VDSL. Utilizing equipment powered by Ikanos’ CleverConnect® 600 and SmartLeap® 8100 products, Belgacom is offering new, high-bandwidth interactive TV services including on-demand TV programs and digital video recording.

•                  In Korea, Telion has chosen Ikanos’ Fx™100100-4-EX chipset to support 100 Mbps symmetrical VDSL2 services in its access platform for multi-tenant and multi-dwelling unit (MxU) deployments. Tellion chose the Ikanos chipset for its standards-compliant solution offering the highest performance and port density, along with the lowest power consumption in the marketplace.

Outlook

•                  Net revenue is expected to increase 8% to 12% in the second quarter of 2006 over the first quarter of 2006.

•                  Non-GAAP Gross Margins* are expected to be at the mid to low end of our long-term target model of 47% to 50%. GAAP gross margins in the second quarter of 2006 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $2.5 to $3.5 million and charges related to stock-based compensation expense in accordance with FAS123R.

•                  Non-GAAP Research & Development and Selling, General & Administrative expenses combined are expected to be in the range of $16.5 to $18.0 million in the second quarter of 2006. GAAP Research & Development and Selling, General & Administrative expenses combined in the second quarter of 2006 will be higher, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $1 to $2 million and charges related to stock-based compensation expense in accordance with FAS123R.

* The Company refers to Gross Margins as the result of net revenue less cost of revenue divided by net revenue.

First Quarter Conference Call

Management will review the first quarter 2006 financial results and its expectations for subsequent periods at a conference call on May 2, at 5:45 am (PDT). To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (719) 457-2728, password 4422560. The web cast will be archived and available through May 9 2006 at http://ir.ikanos.com/ or by calling (719) 457-0820 and entering conference ID number 4422560.

About Ikanos Communications

Ikanos Communications, Inc. (NASDAQ: IKAN), develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and high-speed network processing for enhanced triple-play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems, and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services including IPTV.

© 2006 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, CleverConnect, Fusiv, Eagle, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including the Company’s expected financial performance for the second quarter of 2006, key technologies obtained from the recent acquisition to broaden market access, expected gross margins for the second quarter of 2006, expected research & development and selling, general and administrative expenses for the second quarter of 2006, business strategy and plans and objectives of management for future operations. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; the Company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

IKANOS COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three months ended March 31,
	2006	2005
Net revenue	$35,825	$12,286
Costs and expenses:

Cost of revenue	18,560	6,255

Research and development	13,670	6,570

Selling, general and administrative	5,564	3,431

Common stock offering expenses	954	—

Total costs and expenses	38,748	16,256

Loss from operations	(2,923)	(3,970)

Interest income, net	959	95

Loss before income taxes	(1,964)	(3,875)

Provision for income taxes	113	—
Loss before cumulative effect of change in accounting principle	(2,077)	$(3,875)
Cumulative effect of change in accounting principle, net of tax	638	—

Net loss	$(1,439)	$(3,875)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.09)	$(2.18)
Cumulative effect of change in accounting principle, net of tax	$0.03	—

Basic and diluted net loss per share	$(0.06)	$(2.18)
Weighted average number of shares in calculating basic and diluted net loss per share	24,481	1,780

IKANOS COMMUNICATIONS, INC.

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,
	2006	2005
Net revenue	$35,825	$12,286
Costs and expenses:

Cost of revenue	18,067	6,194

Research and development	9,722	5,938

Selling, general and administrative	3,880	2,627

Total costs and expenses	31,669	14,759

Income (loss) from operations	4,156	(2,473)

Interest income, net	959	95

Income(loss) before income taxes	5,115	(2,378)

Provision for income taxes	113	—

Non-GAAP net income (loss)	$5,002	$(2,378)

Non-GAAP basic net income (loss) per share	$0.20	$(1.34)

Non-GAAP diluted net income (loss) per share	$0.19	$(1.34)

Weighted average number of shares in calculating basic Non-GAAP net income (loss) per share:	24,481	1,780
Weighted average number of shares in calculating diluted Non-GAAP net income (loss) per share:	26,624	1,780

Unaudited Reconciliation of GAAP Net loss to Non-GAAP Net Income(loss)
 – by Item
(In thousands)

	Three months ended March 31
	2006	2005
GAAP net loss	$(1,439)	$(3,875)

Stock-based compensation
Cost of revenue	44	61
Research and development	899	632
Selling, general and administrative	1,009	804
Total stock-based compensation	1,952	1,497

In-process research and development Research and development	2,900	—

Amortization of purchased intangible assets:
Cost of revenue, including $286 of fair value adjustment of acquired inventory	449	—
Research and development	149	—
Selling, general and administrative	675	—
Total amortization of purchased intangible assets	1,273	—

Common stock offering expenses	954	—
Cumulative effect of change in accounting principle, net of tax	(638)	—

Non-GAAP net income (loss)	$5,002	$(2,378)

Unaudited Reconciliation of GAAP Net loss to Non-GAAP Net Income(loss)

– by Statement of Operations Caption

(In thousands)

	Three months ended March 31
	2006	2005
GAAP net loss	$(1,439)	$(3,875)

Cost of revenue
Stock-based compensation	44	61
Amortization of purchased intangible assets including $286 of fair value adjustment of acquired inventory	449	—
Total cost of revenue	493	61

Research and development:
Stock-based compensation	899	632
Amortization of purchased intangible assets	149	—
In-process research and development	2,900	—
Total research and development	3,948	632

Selling, general and administrative:
Stock-based compensation	1,009	804
Amortization of purchased intangible assets	675	—
Total selling, general and administrative	1,684	804

Common stock offering expenses	954	—

Less: Cumulative effect of change in accounting principle	638	—

Non-GAAP net income (loss)	$5,002	$(2,378)

IKANOS COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and short-term investments	$115,081	$93,920
Accounts receivable—trade	15,523	11,015
Inventories	17,178	9,125
Prepaid expenses and other current assets	2,303	2,235
Total current assets	150,085	116,295
Property and equipment, net	11,851	8,384
Goodwill	4,741	—
Purchased intangible assets, net	16,913	—
Other assets	825	916
Total assets	$184,415	$125,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$28,506	$19,655
Other current liabilities	1,822	1,013
Total current liabilities	30,328	20,668

Long-term liabilities	727	951
Total liabilities	31,055	21,619
Stockholders’ equity	153,360	103,976
Total liabilities and stockholders’ equity	$184,415	$125,595

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